BASIC LEASE PROVISIONS FOR TUALATIN-SHERWOOD BUSINESS PARK LEASE

The following lease provisions are incorporated into and made a part of the Tualatin-Sherwood Business Park Lease to which they are attached:

A. DATE OF LEASE: 3/15/11,

B. NAMES AND ADDRESSES OF PARTIES:

LESSOR: SHERWOOD VENTURE LLC
c/o Carla Properties, Ltd.
633 N.W. 19th Avenue
Portland, Oregon 97209
Telephone Number (503) 227-6501
Fax Number (503) 227-6525

LESSEE: Total Nutraceutical Solutions
P.O. Box 910
Stevenson, WA 98648
Telephone Number (509) 427-5132
Fax Number (509)427-5422

C. PREMISES: The Tualatin-Sherwood Business Park consists of five buildings with individual street addresses of 14997, 14991, 14937, 14889 and 14841 S.W. Tualatin-Sherwood Road, Sherwood, Oregon 97140, with a total of 31 suites, as shown in the site plan attached as Exhibit A. The suite subject to this Lease is Suite 205, in the building at 14991 S.W. Tualatin-Sherwood Road, Sherwood, Oregon, consisting of a suite approximately 1760 sq. ft., with an office, lavatory and warehouse area ("Premises").

D. TERM: One(1) years and Two months(2) months and sixteen(16) days, expiring at 11:59 p.m. on May 31st, 2012

E. TARGET COMMENCEMENT DATE: March 15th, 2011.

F. ACTUAL COMMENCEMENT DATE: March 15th, 2011. Initial: ___ DA
Lessor Lessee

G. MONTHLY RENTAL. Lessee shall pay Lessor rent ("Monthly Rental" or "Rental") at the initial rate of $875.00 per month. Rental shall be payable to Lessor at the address set forth above or such other address as Lessor may designate in writing. In addition to the Monthly Rental, Lessee shall pay its proportionate share of the costs of outside lighting, grounds maintenance, sweeping of Common Area, and garbage collection.

Common area fees for unit shall be a $50.00 maximum for the duration of the lease.

H. SECURITY DEPOSIT AND PREPAID RENT AND SIGN FEE: $875("Security Deposit"), receipt of which is hereby acknowledged upon execution of this Lease by Lessor, together with $875 as Rental for the first month of the term of this Lease.

I. USE: Nutritional Supplement Production and Distribution.

J. LESSEE'S REQUIRED INSURANCE: Comprehensive general public liability and property damage insurance, with limits of liability of not less than $1,000,000, combined single limit.

K. PARKING SPACES. Each of the thirty-one (31) suites in Tualatin-Sherwood Business Park shall be entitled to three (3) nonexclusive parking spaces.

L. GUARANTY:

☐ Yes, see attached Exhibit ________.

☐ No.

M. EXTRA IMPROVEMENT WORK AGREEMENT:

☐ Yes, see attached Exhibit ________.

☐ No.

N. ADDENDUM: The following paragraph numbers are attached as Exhibit ____________ as an addendum to this Lease: ______________________________

O. BROKER: ______________________________

INDEX

TUALATIN-SHERWOOD BUSINESS PARK LEASE

1. **Parties.** This Lease is made between Lessor and Lessee named in the Basic Lease Provisions as of the date set forth in Section A.

2. **Premises and Building, Definitions.** Unless the context otherwise specifies or requires, the terms listed below shall have the following meanings:

(a) The term "Buildings" shall mean the commercial buildings described in Section C of the Basic Lease Provisions, as shown on Exhibit A, the land associated therewith and all appurtenances thereto, including all parking areas, easement areas, service areas, drives, walks and landscaping. Buildings shall include, without limitation, all Common Area as hereinafter defined. References to the "Business Park" in this Lease shall mean all of the Buildings.

(b) The term "Premises" shall mean the space in one of the Buildings as shown in Exhibit A and as described in Section C of the Basic Lease Provisions, together with all appurtenant rights to the use, in common with others, of the Common Area, as hereinafter defined.

3. **Term and Possession**:

(a) The term of this Lease shall be for the period specified in the Basic Lease Provisions and shall commence on the Target Commencement Date designated in the Basic Lease Provisions or such later date as the Premises shall be tendered to Lessee ready for occupancy or upon such earlier date as Lessee takes possession or commences use of the Premises for any purpose. The date of commencement as defined above is hereinafter referred to as the "Actual Commencement Date." When the Actual Commencement Date is known, it shall be filled in and initialed by the parties; however, the failure to fill in and/or initial the Actual Commencement Date on the Basic Lease Provisions shall not affect the Actual Commencement Date, and the Actual Commencement Date shall then be determined in the manner set forth in this subparagraph (a).

(b) If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee on the Target Commencement Date, this Lease shall not be void or voidable and the expiration date and Lessee's obligations hereunder (except the obligation to commence paying rental on the Target Commencement Date) shall not be affected nor shall Lessor be liable to Lessee for any loss or damage, directly or indirectly, attributable to such delay. Provided, however, if Lessor has not tendered possession of the Premises within ninety (90) days from the Target Commencement Date, Tenant may cancel this Lease by giving written notice to Lessor prior to the tender of possession, and in such event Lessor shall reimburse Lessee for the Monthly Rental and Security Deposit to the extent previously paid by Lessee.

(c) By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good and acceptable condition and in compliance with the condition in which Lessor is obligated to deliver the Premises.

4. **Rental.** Beginning upon the Actual Commencement Date and continuing during the entire lease term, Lessee shall pay to Lessor the "Monthly Rental" as described in the Basic Lease Provisions. The Monthly Rental shall be paid in advance, without offset or demand, on or before the first day of each calendar month during the term of this Lease, except to the extent paid upon execution of this Lease pursuant to the Basic Lease Provisions. Monthly Rental for any partial month during the term of this Lease shall be prorated and paid in advance. All references in this Lease to "Monthly Rental" or "Rental" shall mean the Monthly Rental then in effect and not the initial rate.

5. **Security Deposit**. Upon execution of this Lease, Lessor acknowledges receipt of Lessee's Security Deposit for the full and faithful performance by Lessee of all of the covenants and terms of this Lease required to be performed by Lessee. Such Security Deposit shall be returned to Lessee within thirty (30) days after the expiration of this Lease provided Lessee has fully and faithfully carried out all of Lessee's obligations hereunder, including the payment of all amounts due to Lessor hereunder and the surrender of the Premises to Lessor in the condition required herein. However, Lessor, at Lessor's option, may apply such sum on account of the payment of the last month's Monthly Rental. Said sum may be commingled with other funds of Lessor and shall not bear interest. In the event of a sale of the Premises, Lessor shall have the right to transfer the Security Deposit to the purchaser to be held under the terms of this Lease, and Lessor shall thereupon be released from all liability for the return of the Security Deposit. Lessee agrees to look solely to the new Lessor for the return of the Security Deposit.

6. **Common Area Charges, Utilities and Garbage.**

(a) Lessee shall pay to Lessor Lessee's proportionate share of the cost of sweeping and lighting (i.e., outside lighting) the Common Area. Lessee's proportionate share shall be determined by allocating each of these costs equally to the thirty-one (31) suites in the Business Park. The suites are rated equally for this determination, without regard to the size of the suites. If one tenant occupies more than one suite, that tenant's proportionate share for one suite will be multiplied by the number of suites occupied by that tenant. The term "Common Area" means all the areas of the Business Park used or intended to be used from time to time in

common by tenants or by customers or invitees of such tenants, including, but not limited to, parking areas, roads, drives, walks, curbs, landscaped areas, service areas, and all fixtures, improvements and equipment pertinent thereto and constituting a part thereof. Lessor shall notify Lessee of the estimated monthly amount to be paid by Lessee for its share of the above-described Common Area charges, and Lessee shall pay Lessor such estimated amount at the same time as and together with Lessee's Monthly Rental. Lessor may from time to time, by notice to Lessee, change the estimated monthly amount to be paid based upon Lessor's actual costs. Lessor shall, within forty-five (45) days following the end of each calendar year during the term of this Lease, determine and furnish to Lessee a statement showing in reasonable detail the actual costs of such Common Area charges during the preceding calendar year (or partial year for the first year) together with a computation of the charge or credit to Lessee for any difference between the actual costs and the estimated costs paid by Lessee for such period; and any such difference shall be paid or reimbursed within ten (10) days after Lessor gives Lessee notice thereof. Lessee's obligation for its share of such Common Area charges for any calendar year shall be prorated as of the Actual Commencement Date and the expiration date of the term of this Lease. The determination of the accountant then serving Lessor shall be conclusive each year as to the actual Common Area charges.

(b) Lessee shall pay for (i) all water charges, (ii) all storm water sewer charges including storm water discharge fees, (iii) all sanitary sewer charges and fees, (iv) all electricity and natural gas, (v) all telephone and communication-related utility charges, and (vi) other utility services used by Lessee during the term of this Lease. Garbage collection shall be handled on a centralized basis in the Business Park. Lessee shall deposit its garbage in the disposal facility provided by Lessor for all tenants of the Business Park. Lessee shall pay a proportionate share of the charges for garbage and trash collection based upon Lessor's estimate of the actual use thereof by Lessee. If Lessee's use of the centralized garbage facility and service is approximately the same as the average use by the other tenants of the Business Park, Lessee's proportionate share shall be determined in the same manner as Lessee's proportionate share of the Common Area charges as set forth in subparagraph (a) above. If Lessee utilizes more than its share of the centralized garbage facility and service, Lessor, in Lessor's discretion, may charge Lessee for the excess usage, or may require Lessee to assume the responsibility for disposing of the excess garbage or may require Lessee to dispose of all of its garbage individually, rather than through the centralized facility. The charge for garbage shall be included in Lessee's monthly Common Area charges set forth in subparagraph (a) above. Lessor makes no warranties or representations as to the quantity, quality, availability, amount or duration of any of the utility services referred to in this subparagraph (b).

7. **Insurance.**

(a) During the term of this Lease, Lessor shall maintain in full force a policy or policies of insurance which shall provide coverage against such risks as are commonly covered under a fire insurance policy with an extended coverage endorsement (including sprinkler leakage, vandalism and malicious mischief) or under an "all risk" policy to the extent of at least ninety (90%) percent of the replacement cost of the Buildings (exclusive of Lessee's trade fixtures, tenant improvements, contents and other property), which insurance may be included under a blanket insurance policy or policies which cover other properties as well.

(b) If Lessee's use of the Premises results in higher insurance premiums for the Buildings, Lessee shall pay for the increased costs of the premiums for insuring the Buildings during the term of this Lease. If the insurance premiums on the Buildings are increased during the term of this Lease as a result of the installation of equipment on the Premises by Lessee, by reason of Lessee's maintaining certain goods or materials on the Premises or as a result of other use or occupancy of the Premises by Lessee, Lessee shall pay the additional cost of the insurance for the Buildings (whether or not Lessor has consented to the activity resulting in the increased insurance premiums). Lessee shall refrain from any activity in Lessee's use of the Premises which would make it impossible to insure the Premises or the Buildings against casualty or which would increase the insurance rate on the Buildings or prevent Lessor from taking advantage of any ruling of the Insurance Rating Bureau of the state of Oregon or its successors allowing Lessor to obtain reduced premium rates for long term fire insurance policies, unless Lessee pays the additional cost of the insurance. If Lessee installs any electrical equipment that overloads the lines in the Premises or the Building in which the Premises are situated, Lessee shall at Lessee's own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and the governmental authorities having jurisdiction. Any insurance premiums to be paid by Lessee pursuant to this subparagraph (b) shall be paid by Lessee to Lessor within thirty (30) days after Lessor bills Lessee for the same.

(c) Lessee shall at its own expense during the term of this Lease carry in full force and effect a comprehensive public liability insurance policy, with an insurance carrier satisfactory to Lessor, naming Lessor as an additional insured, with limits not less than the amount specified as Lessee's Required Insurance as described in the Basic Lease Provisions, insuring against any and all liability of Lessee with respect to the Premises including the Common Area or arising out of the maintenance, use or occupancy thereof. Such policies shall provide that the insurance shall not be cancelable or reduced without at least thirty (30) days' prior written notice to Lessor, and shall be deemed primary and noncontributing with any insurance available to Lessor. Lessee shall furnish Lessor with a certificate or other acceptable evidence that such insurance is in effect.

8. **Use of Common Area.** Subject to the provisions of this Lease, Lessee, its employees, agents, customers and invitees shall have the nonexclusive right to use jointly with others the Common Area as defined in this Lease. However, the Common Area shall at all times be subject to the exclusive control, custody and management of Lessor and parts thereof may be closed at such

time or times as may be determined advisable by Lessor. Lessor reserves the right to make changes in the Common Area and in the site plan of the Business Park from time to time, including, but not limited to, changes, additions or deletions with respect to the shape, size and location of the Buildings and other improvements, parking areas and layout, trash disposal area, mailboxes, roads, drives and walks, landscaped areas, the monument sign, the directory sign and other equipment and improvements situated in the Common Area. Lessor also reserves the right to erect promotional and other displays within the Common Area as Lessor may from time to time deem desirable. The Common Area is subject to an Easement Agreement recorded September 12, 2001, as Recorder's Fee No. 2001092936, Records of Washington County, Oregon, for the benefit of the property to the north of the Business Park, and an Access Easement recorded September 12, 2002, as Recorder's Fee No. 2001092937, Records of Washington County, Oregon, for the benefit of the property to the west of the Business Park. The areas subject to these easements are shown in Exhibit A. The rights of Lessor and Lessee in the Common Area are subject to the foregoing Agreements, which include, among other things, a prohibition on parking, loading or unloading any vehicle in or otherwise blocking or obstructing the areas subject to the easements, except in emergency circumstances.

9. **Parking**. The number of nonexclusive parking spaces to which Lessee is entitled is set forth in the Basic Lease Provisions. Although these parking spaces are designated as nonexclusive, Lessee shall utilize the parking spaces in close proximity to Lessee's Premises for the spaces to which Lessee is entitled. Parking spaces are to be used only by vehicles no larger than full-size passenger automobiles. Parking spaces shall not be used for repair of vehicles, storage of vehicles other than day-to-day business use, or storage of equipment. Parking spaces are limited to use for parking vehicles for day-to-day business use only by Lessee, its employees, agents, customers and invitees. Lessor's right to adopt reasonable rules shall apply to the use of the parking spaces and areas. Lessor reserves the right to designate, from time to time, certain parking spaces in the Business Park as exclusive parking spaces. Lessor also reserves the right to designate, from time to time, certain areas in the Business Park for nonexclusive parking by certain of the tenants of the Business Park. Lessee shall cooperate with Lessor and the other tenants of the Business Park in the use of the parking areas, and not interfere with the rights of other tenants to the use of the parking areas.

10. **Signs**. It is the intention of Lessor to establish uniformity with respect to signs in the Business Park. Lessee will be entitled to one space on the directory sign, which Lessor will provide. Lessee will reimburse Lessor for the expense of Lessee's directory sign. Lessor shall control the placement and appearance of all signs on the directory sign. Lessee shall be required to install building standard signage over the store front of the Premises. The size, quality, content and general appearance of such sign shall be subject to Lessor's written consent, which consent will be within Lessor's sole discretion. Lessee's sign shall be constructed and installed only by a sign company or companies designated by Lessor, at the sole expense of Lessee.

11. **Use of Premises.** The Premises shall be used for the use set forth in the Basic Lease Provisions and for no other purpose without Lessor's prior written consent. In connection with the use of the Premises, Lessee shall:

(a) Conform to all applicable laws, statutes, codes, ordinances and regulations of any public authority affecting the Premises and the use thereof, and correct at Lessee's own expense any failure of compliance created through Lessee's fault or by reason of Lessee's use. The foregoing obligations include, without limitation, the disposal of waste, trash, garbage, and any hazardous or toxic materials or substances in strict compliance with applicable laws, statutes, codes, ordinances, rules, and regulations.

(b) Refrain from any activity which would be reasonably offensive to Lessor or its tenants, or to owners or users of adjoining premises, or which would tend to create a nuisance or damage the reputation of the Premises. Without limiting the generality of the foregoing, Lessee shall not permit any objectionable noise or odor to escape or be emitted from the Premises. Lessee shall not play music within the Premises that can be heard outside the Premises without Landlord's prior written consent.

(c) Refrain from the loading the floors beyond the point considered safe by a competent engineer or architect selected by Lessor.

(d) Refrain from making any marks or attaching any sign, insignia, antenna, aerial or other device to the exterior or interior walls, windows or roof of the Premises without the written consent of the Lessor. Notwithstanding Lessor's consent to any signs, Lessee shall remove all such signs upon termination of this Lease and repair any damage to the Premises caused thereby at Lessee's own cost and expense. No exterior painting shall be permitted.

(e) Comply with any reasonable rules respecting the use of the Premises promulgated by Lessor from time to time and communicated to Lessee in writing.

(f) Continuously use the Premises during normal business hours, except to the extent the use is interrupted or prevented by causes beyond Lessee's reasonable control.

(g) Not commit or suffer any strip or waste of the Premises, the Building in which the Premises are situated and the Common Area, or the improvements thereon or any part thereof.

(h) Take all actions necessary, at Lessee's expense, to cause the Premises to be kept, maintained, used and occupied in compliance with the Americans with Disabilities Act and with all other federal, state and local laws, ordinances, rules, regulations and requirements governing discrimination against persons with disabilities as defined by applicable law. The indemnity provision of paragraph 17 shall include, without limitation, Lessee's obligation to indemnify, defend and hold Lessor and its managing agents harmless from liability arising from Lessee's violation of any of the laws and requirements above set forth in this subparagraph.

(i) Lessee shall keep the Premises and other areas used by Lessee which are visible to other tenants in a neat, clean, orderly and sanitary condition, including removal of debris and/or cleaning of portions of the Common Area necessitated by use by Lessee or its employees, agents, customers or invitees other than normal and customary use of the Common Area.

12. **Extra Tenant Improvements; Alterations**. The extra improvement work agreement, if any, sets forth the extra tenant improvements to the Premises, whether the work is to be performed by Lessor or by Lessee and who is responsible for payment. Lessee shall make no improvements or alterations on the Premises of any kind, including any initial work to be performed by Lessee for extra tenant improvements, without the prior written consent of Lessor. Prior to the commencement of any work by Lessee, Lessee shall first submit the following to Lessor and obtain Lessor's written consent to all of the following, which consent shall not be unreasonably withheld: Lessee's plans and specifications; Lessee's estimated costs; and the names, addresses and telephone numbers of all of Lessee's contractors, subcontractors and material suppliers. If Lessor is to perform the work for some or all of the extra tenant improvements, Lessor shall have the right to require Lessee to pay for the cost of the work in advance or in periodic installments. If the work is to be performed by the Lessee, Lessor shall have the right to require Lessee to furnish adequate security to ensure timely payment to the contractors, subcontractors and material suppliers for such work. All work performed by the Lessee shall be done in strict compliance with all applicable building, fire, sanitary, and safety codes, and other applicable laws, statutes, regulations, and ordinances, and Lessee shall secure all necessary permits for the same. Lessee shall keep the Premises free from all liens in connection with any such work. All work performed by the Lessee shall be carried forward expeditiously, shall not interfere with Lessor's work or the work to be performed by or for other tenants, and shall be completed within a reasonable time. Lessor or Lessor's agents shall have the right at all reasonable times to inspect the quality and progress of such work. All improvements, alterations and other work performed on the Premises by either Lessor or Lessee shall be the property of Lessor when installed, except for Lessee's trade fixtures, and may not be removed at the expiration of this Lease unless the applicable Lessor's consent specifically provides otherwise. Notwithstanding Lessor's consent to improvements or alterations by Lessee, all such improvements, alterations and other work to be performed by Lessee shall be at the sole cost and expense of Lessee.

(12)a. Tenant shall have right to put a pass through door to link units 205 & 206. (EL) (DA)

13. **Repairs and Maintenance.**

(a) The following shall be the responsibility of the Lessor, and Lessor shall maintain all of the following in good condition and repair:

(i) Structural repairs and maintenance and repairs necessitated by structural disrepair or defects.

(ii) Repair and maintenance of the exterior walls, roof, gutters, down-spouts and foundation of the Building and the Building in which the Premises are situated. This shall not include maintenance of the operating condition of doors and windows or replacement of glass, nor maintenance of any storefront.

(b) The following shall be the responsibility of Lessee, and Lessee shall maintain all of the following in good condition and repair:

(i) Any interior redecorating.

(ii) Any repairs necessitated by the negligence of Lessee, its agents, employees and invitees [including without limitation those repairs which would otherwise be required of Lessor pursuant to subparagraph (a)].

(iii) Maintenance and repair of heating and air conditioning units and equipment.

(iv) Maintenance and repair of the interior walls and floor coverings (both hard surfaces and carpeting).

(v) Any repairs necessitated by burglary or attempted burglary or vandalism.

(vi) Any repairs or alterations required under Lessee's obligation to comply with laws and regulations as set forth in paragraph 11(a) above.

(vii) Cleaning of Common Area adjacent to the Premises to the extent necessary as a result of the use thereof by Lessee and its customers, invitees and guests.

(viii) All other repairs and maintenance to the Premises which Lessor is not required to make under subparagraph (a) above, which includes without limiting the generality of the foregoing, the replacement of all glass which may be

broken or cracked during the term of this Lease with glass of as good or better quality than that used on the Actual Commencement Date, the storefront, the interior wiring and plumbing and drain pipes to sewers or septic tanks.

(c) Lessee shall have the benefit of any construction and equipment guaranties and warranties in favor of Lessor with respect to the Premises.

(d) Lessor shall have the right to inspect the Premises at any reasonable time or times to determine the necessity of repair. Whether or not such inspection is made, the duty of Lessor to make such repairs as outlined above shall not mature until a reasonable time after Lessor had received from Lessee written notice of the necessity of repairs, except in the event emergency repairs may be required and in such event Lessee shall attempt to give Lessor appropriate written notice considering the circumstances.

(e) All repairs, replacements, alterations or other work performed on or about the Premises by Lessor shall be done in such a way as to interfere as little as reasonably possible with the use of the Premises by Lessee. Lessee shall have no right to an abatement of rental nor any claim against Lessor for any inconvenience or disturbance resulting form Lessor's performance of repairs and maintenance pursuant to this paragraph.

14. **Liens**. Lessee shall keep the Premises free from all liens, including construction, mechanic's and material-men's liens, arising from any act or omission of Lessee or those claiming under Lessee. Lessor shall have the right to post and maintain on the Premises such notices of nonresponsibility as are provided for under the lien laws of the state in which the Premises are located.

15. **Ice, Snow and Debris**. Lessee shall keep the walk in front of the Premises free and clear of ice, snow, rubbish, debris and obstructions. Lessee shall defend, indemnify and hold harmless Lessor from any injury whether to Lessor or Lessor's property or to any other person or property caused by Lessee's failure to perform Lessee's obligation under this paragraph. Lessee's obligations under this paragraph shall be performed at Lessee's cost and expense.

16. **Light and Air**. This Lease does not grant any rights of access to light or air over any part of the Premises.

17. **Indemnity of Lessee**. Lessee shall indemnify and save Lessor harmless from any and all liability, damage, expense, attorney fees, causes of action, suits, claims or judgments, arising from injury to person or damage to property arising out of or connected with the use, occupancy, management or control of the Premises, excepting only the sole negligence of Lessor. Lessee shall, at its own cost and expense, defend any and all suits which may be brought against Lessor either alone or in connection with others upon any such above-mentioned cause or claim, and shall satisfy, pay and discharge any and all judgments that may be recovered against Lessor in any such action or actions in which Lessor may be a party defendant.

18. **Waiver of Subrogation**. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement, including sprinkler leakage insurance, if any. All claims or rights of recovery for any or all such loss or damage, however caused, are hereby waived. Without limiting the generality of the foregoing, said absence of liability shall exist whether or not such loss or damage is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees.

19. **Injury To Lessee's Property**. Lessor shall not be liable for any injury to the goods, stock, merchandise or other property of Lessee or to any person in or about the Premises resulting from fire or collapse of the Building in which the Premises are situated or any portion thereof or any other cause, including, but not limited to, damage by water, gas or steam, or by reason of any electrical apparatus in or about the Premises.

20. **Damage or Destruction**.

(a) If the Premises shall be partially damaged by fire or other cause, and subparagraph (b) below does not apply, the damage to the Premises shall be repaired by Lessor, and Monthly Rental, until such repair shall be made, shall be apportioned according to the part of the Premises which is usable by Lessee, except when such damage occurs because of the fault of Lessee. The repairs shall be accomplished with all reasonable dispatch. Lessor shall bear the cost of such repairs unless the damage occurred from a risk which would not be covered by a standard fire insurance policy with an endorsement for extended coverage, including sprinkler leakage, and the damage was a result of the fault of Lessee, in which event Lessee shall bear the expense of the repairs.

(b) If the Business Park or the Building in which the Premises are situated or the Premises are fifty (50%) percent or more destroyed during the term of this Lease by any cause, Lessor may elect to terminate this Lease as of the date of damage or destruction by notice given to Lessee in writing not more than forty-five (45) days following the date of damage. In such event, all rights and obligations of the parties shall cease as of the date of termination. In the absence of an election to terminate, Lessor shall proceed to restore the Premises (if damaged) to substantially the same form as prior to the damage or destruction so as to provide Lessee usable space equivalent in quantity and character to that before the damage or destruction. Work shall be commenced as soon as reasonably possible, and thereafter proceed without interruption, except for work stoppages on account of matters beyond the reasonable control of Lessor. From the date of damage until the Premises are restored or repaired, Monthly Rental shall be abated or

apportioned according to the part of the Premises usable by Lessee, unless the damage occurred because of the fault of Lessee. Lessor shall bear the cost of such repairs unless the damage occurred from a risk which would not be covered by a standard fire insurance policy with an endorsement for extended coverage, including sprinkler leakage, and the damage was a result of the fault of Lessee, in which event Lessee shall bear the expense of the repairs.

21. **Eminent Domain**:

(a) If a portion of the Premises is condemned and neither subparagraph (b) nor subparagraph (c) apply, this Lease shall continue in effect. Lessor shall be entitled to all the proceeds of condemnation, and Lessee shall have no claim against Lessor as a result of condemnation. Lessor shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practical to that existing at the time of condemnation. Monthly Rental shall be abated to the extent that the Premises are untenantable during the period of alteration and repair. After the date on which title vests in the condemning authority, Monthly Rental shall be reduced commensurately with the reduction in value of the Premises as an economic unit on account of the partial taking.

(b) If a condemning authority takes any substantial part of the Building in which the Premises are situated or the Business Park, this Lease shall, at the option of Lessor, terminate as of the date title vests in the condemning authority. In such event, all rights and obligations of the parties shall cease as of the date of termination. Lessor shall be entitled to all of the proceeds of condemnation, and Lessee shall have no claim against Lessor as a result of the condemnation.

(c) If a condemning authority takes all of the Premises or a portion sufficient to render the remaining Premises reasonably unsuitable for Lessee's use, this Lease shall terminate as of the date title vests in the condemning authority. In such event, all rights and obligations of the parties shall cease as of the date of termination. Lessor shall be entitled to all of the proceeds of condemnation, and Lessee shall have no claim against Lessor as a result of the condemnation.

(d) Sale of all or any part of the Premises or the Building in which the Premises are situated or the Business Park to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the powers shall be treated for the purposes of this Lease as a taking by condemnation.

(e) Lessee reserves all rights it may have against the governmental entity in any condemnation action, including, but not limited to, damages for leasehold improvements or any damage to its business.

22. **Bankruptcy**. Subject to paragraph 26, this Lease shall not be assigned or transferred voluntarily or involuntarily by operation of law. It may, at the option of Lessor, be terminated if Lessee is adjudged bankrupt or insolvent, or makes an assignment for the benefit of creditors, or files or is a party to the filing of a petition in bankruptcy, or commits an act of bankruptcy, or in case a receiver or a trustee is appointed to take charge of any of the assets of Lessee or sublessees and assigns in or about the Premises and such receiver or trustee is not removed within thirty (30) days after the date of appointment, or in the event of judicial sale of the personal property in or on the Premises upon judgment against Lessee or any sublessee or assignee, unless such property or reasonable replacement thereof is installed on the Premises. To the extent permitted by law, this Lease or any sublease hereunder shall not be considered as an asset of a debtor in possession, or an asset in bankruptcy, insolvency, receivership or other judicial proceedings.

23. **Default**. The following shall be events of default.

(a) Failure of Lessee to pay any Rental when due or failure of Lessee to pay any other charge required hereunder within ten (10) days after it is due (as provided in ORS 91.090 with respect to Rental).

(b) Failure of Lessee to comply with any term or condition or fulfill any obligation of this Lease (other than the payment of Rental or other charges), within ten (10) days after written notice by Lessor specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the ten (10) day period, this subparagraph shall be complied with if Lessee begins correcting the default within the ten (10) day period and thereafter proceeds with reasonably diligence and in good faith to effect the remedy as soon as practicable.

(c) The abandonment of the Premises by Lessee or the failure of Lessee for thirty (30) days or more to occupy the Premises for one or more of the designated purposes of this Lease unless such failure is excused under other provisions of this Lease.

(d) Lessee or any guarantor of Lessee's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or Lessee or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or Lessee or any such guarantor shall take any corporate action to authorize or in contemplation of any of the actions set forth above.

(e) Any case, proceeding or other action against Lessee or any guarantor of Lessee's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, if such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) shall remain undismissed for a period of thirty (30) days.

(f) A declaration of default under a mortgage or trust deed on the Business Park securing a present or future loan attributable to a failure of Lessee to fully perform its obligations hereunder.

24. **Remedies on Default.** In the event of a default, Lessor may, at Lessor's option, exercise any one or more of the rights and remedies available to a landlord in the state of Oregon to redress such default, consecutively or concurrently, including the following:

(a) Lessor may elect to terminate Tenant's right to possession of the Premises or any portion thereof by written notice to Lessee. Following such notice, Lessor may re-enter, take possession of the Premises and remove any persons or property by legal action or self help without liability for damages. To the extent permitted by law, Lessor shall have the right to restrain the personal property belonging to Lessee which is on the Premises at the time of re-entry to enforce its landlord lien, or the right to such other security interest therein as the law may permit, to secure all sums due or which are to become due to Lessor under the Lease. Perfection of such security interest shall occur by taking possession of such personal property or as otherwise provided by law.

(b) Following re-entry by Lessor, Lessor may re-let the Premises for a term longer or shorter than the term of this Lease and upon any reasonable terms including the granting of rent concessions to the new tenant. Lessor may alter, refurbish or otherwise change the character or use of the Premises in connection with such re-letting. Lessor shall not be required to re-let for any use or purpose which Lessor may reasonably consider injurious to its property. Lessor may object to a tenant who will not provide a proper mix with any other tenants of Lessor or to a tenant which Lessor may reasonably consider objectionable. No such re-letting by Lessor following a default by Lessee shall be construed as an acceptance of the surrender of the Premises. If rent received upon such re-letting exceeds the rent received under this Lease, Lessee shall have no claim to the excess.

(c) Following re-entry, Lessor shall the right to recover from Lessee the following damages:

(i) All unpaid Rental and other charges for the period prior to re-entry plus interest at the rate of twelve (12%) percent per annum.

(ii) An amount equal to the Rental loss (including any charges) during any period in which the Premises are not re-let if Lessor uses reasonable efforts to re-let the Premises. In the event Lessor is unable to re-let the Premises within six months, then it shall be conclusively presumed that the Premises have no fair market rental value and that Lessor shall be entitled to recover from Lessee an amount equal to the present value of the Rental to be paid over the remaining term of the Lease (including any charges and expenses provided for herein). In arriving at present value, a six (6%) percent discount rate shall be utilized. Lessor may commence suit prior to the expiration of that six (6) month period but shall not be entitled to the benefit of that conclusive presumption unless final judgment is not entered until after that six (6) month period expires.

(iii) All costs incurred in re-letting or attempting to re-let the Premises including, without limitation, the cost of cleanup and repair in preparation for a new tenant, the cost of correcting any defaults or restoring any unauthorized alterations, the cost of bringing the Premises up to the standard reasonably necessary for a new tenant and the amount of any real estate commissions or advertising expenses.

(iv) The difference between the Rental under this Lease and the amount actually received by Lessor after re-letting as such amounts accrue.

(v) Reasonable attorney fees and expert witness fees incurred in connection with the default and in connection with re-letting the Premises, whether or not any litigation is commenced.

(d) If Lessee remains in possession following default and Lessor does not elect to re-enter, Lessor may recover all back Rental or other charges, and shall have the right to cure any nonmonetary default and recover the cost of such cure from Lessee plus interest from the date of the expenditure at twelve (12%) percent per annum. In addition, Lessor shall be entitled to recover attorney fees reasonably incurred in connection with the default whether or not litigation is commenced. Lessor may sue to recover such amounts as they accrue, and no one action for accrued damages shall bar a later action for damages subsequently accruing. Lessor shall have no obligation to mitigate damages on behalf of Lessee until thirty (30) days following the date on which Lessee both vacates the Premises and delivers the keys to Lessor.

(e) In addition to all other remedies provided herein, if any Rental or any other charge required hereunder is not received by Lessor within ten (10) days after it is due, Lessor may impose a late charge equal to five (5%) percent of the amount of the delinquent Rental or other charge for each month in which any such Rental or other charge is delinquent. Lessee shall pay any such late charges immediately upon being billed therefor by Lessor. The imposition by Lessor and/or the payment by Lessee of any such late charges shall not waive or cure Lessee's default hereunder.

(f) The foregoing remedies shall not be exclusive but shall be in addition to all other remedies and rights provided under applicable law and no election to pursue one remedy shall preclude resort to another consistent remedy.

25. **Surrender at Expiration**:

(a) **Condition of Premises**. Upon expiration of the term of this Lease or earlier termination on account of default, Lessee shall deliver all keys to Lessor and surrender the Premises in a first-class condition and broom clean. Improvements and alterations constructed by Lessee shall not be removed or restored to the original condition unless the terms of Lessor's consent provide otherwise or unless Lessor requests Lessee to remove such improvements or alterations, in which event Lessee shall remove the same and restore the Premises. Depreciation and wear from ordinary use for the purpose for which the Premises were let need not be restored, but all repair for which Lessee is responsible shall be completed to the latest practical date prior to such surrender. Lessee's obligations under this paragraph shall be subject to the provisions of paragraph 20 relating to damage or destruction.

(b) **Fixtures**:

(i) All fixtures placed on the Premises, other than Lessee's trade fixtures, shall, at Lessor's option, become the property of Lessor. Movable furniture, decorations, floor covering other than hard surface bonded or adhesively fixed flooring, curtains, drapes, blinds, furnishings and trade fixtures shall remain the property of Lessee if placed on the Premises by Lessee; provided, however, if Lessor granted Lessee an allowance for improvements, installations, floor coverings, curtains, drapes, blinds or other items pursuant to the Improvement Work Agreement, such items shall, at Lessor's option, become the property of Lessor notwithstanding the installation thereof by Lessee.

(ii) If Lessor so elects, Lessee shall remove any or all fixtures which would otherwise remain the property of Lessor, and shall repair any physical damage resulting from the removal. If Lessee fails to remove such fixtures, Lessor may do so and charge the cost to Lessee with interest from the date of expenditure at the rate of twelve (12%) percent per annum. Lessee shall remove all furnishings, furniture and trade fixtures which remain the property of Lessee. If Lessee fails to do so, this shall be an abandonment of the property, and Lessor may retain the property, and all rights of Lessee with respect to it shall cease or, by notice in writing given to Lessee within twenty (20) days after removal was required, Lessor may elect to hold Lessee to its obligation of removal. If Lessor elects to require Lessee to remove, Lessor may effect a removal and place the property in public or private storage for Lessee's account. Lessee shall be liable to Lessor for the cost of removal, transportation to storage, and storage, with interest on all such expenses from the date of expenditure by Lessor at the rate of twelve (12%) percent per annum.

(iii) The time for removal of any property or fixtures which Lessee is required to remove from the Premises upon termination shall be as follows:

(A) On or before the date this Lease terminated because of expiration of the term or because of a default under paragraph 23.

(B) Within thirty (30) days after notice from Lessor requiring such removal where the property to be removed is a fixture which Lessee is not required to remove except after such notice by Lessor, and such date would fall after the date on which Lessee would be required to remove other property.

(c) **Holdover**:

(i) If Lessee does not vacate the Premises at the time required, Lessor shall have the option to treat Lessee as a tenant from month-to-month, subject to all the provisions of this Lease except the provision for the term of this Lease, except that the Rental shall be one hundred twenty-five (125%) percent of the Monthly Rental. Failure of Lessee to remove fixtures, furniture, furnishings or trade fixtures which Lessee is required to remove under this lease shall constitute a failure to vacate to which this subparagraph (c) shall apply if the property not removed will substantially interfere with the occupancy of the Premises by another tenant or with occupancy by Lessor for any purpose including preparation for a new tenant.

(ii) If a month-to-month tenancy results from a holdover by Lessee under this subparagraph (c), the tenancy shall be terminable at the end of any monthly rental period on written notice from Lessor given not less than ten (10) days prior to the termination date which shall be specified in such notice. Lessee waives any notice which would otherwise be provided by law with respect to a month-to-month tenancy.

26. **Assignment and Subletting.**

(a) Lessee shall not assign this Lease or sublet all or any part of the Premises without the written consent of Lessor. In the event that Lessor shall consent to an assignment or sublease hereunder, Lessee shall pay Lessor's reasonable fees and costs, not to exceed $500.00, incurred in connection with the processing of documents necessary to the giving of such consent. If Lessee is a corporation, limited liability company or a partnership, the transfer, assignment or change in the ownership of any stock, membership or partnership interest in the aggregate in excess of thirty-three (33%) percent shall be deemed an assignment within the meaning of this paragraph. Lessee shall remain primarily liable, after any assignment or sublease, for the payment of Rental and other charges hereunder and the performance of all of Lessee's obligations under this Lease, notwithstanding such assignment or subletting by Lessee.

(b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 USC § 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and shall be promptly paid or delivered to Lessor. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption, but the failure to execute such instrument following demand shall not negate such assumption.

27. **Authority of Lessee**. If Lessee is a corporation, limited liability company, partnership or other entity, each of the individuals executing this Lease on behalf of Lessee do hereby covenant and warrant that Lessee is a duly authorized and existing entity as designated, that Lessee has and is qualified to do business in the state of Oregon, that such entity has full right and authority to enter in to this Lease and that each and all of the individuals signing on behalf of such entity are authorized to do so. Upon Lessor's request, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor confirming the foregoing covenants and warranties.

28. **Subordination**. Lessee's interest hereunder shall be subordinate to any mortgage (reference to "mortgage" shall include a trust deed) on the Premises or Building except that no assignment or transfer of Lessor's rights hereunder to a lending institution as collateral security in connection with such a mortgage and no foreclosure sale resulting from the default of Lessor in the performance of Lessor's obligations assumed in connection with such a mortgage shall affect Lessee's right to possession, use and occupancy of the Premises so long as Lessee shall not be in default under any of the terms and conditions of this Lease. If required by any mortgage lender to which Lessor applies for construction or permanent financing or refinancing, Lessee agrees to execute and acknowledge an instrument in recordable form which expressly subordinates Lessee's interest hereunder to the interests of any mortgage lender and which includes those terms customarily required by such lenders (including an agreement to attorn to such lender). As an accommodation to Lessor and at Lessor's request, Lessee shall furnish Lessor current and past balance sheets and operating statements in the form requested by any mortgage lender to which Lessor applies for construction or permanent financing or refinancing concerning the Premises.

29. **Estoppel Certificate**:

(a) Lessee shall from time to time, upon not less than ten (10) days' prior notice, submit to Lessor, or to any person designated by Lessor, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), that to the knowledge of Lessee no uncured default exists hereunder (or if such uncured default does exist, specifying the same), the dates to which Rental and other charges payable hereunder have been paid, and that Lessee has no claims against Lessor and no defenses or offsets to Rental except for the continuing obligations under this Lease (or if Lessee has any such claims, defenses or offsets, specifying the same).

(b) If Lessee shall fail to respond with ten (10) days following a notice to Lessee containing a request by Lessor as herein provided, Lessee shall be deemed to have given such certificate as above provided, without modification, and shall be deemed to have admitted the accuracy of any information supplied by Lessor to a prospective purchaser or mortgagee and that this Lease is in full force and effect, that there are not uncured defaults in Lessor's performance, that the Security Deposit is as stated in the Basic Lease Provisions and that not more than one (1) month's Monthly Rental has been paid in advance.

30. **Performance by Lessor.** Lessor shall not be deemed in default for the nonperformance or for any interruption or delay in performance of any of the terms, covenants and conditions of this Lease if the same shall be due to any labor dispute, strike, lock-out, civil commotion or like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain labor, services or materials, or through act of God or causes beyond the reasonable control of Lessor, provided such cause is not due to the willful act or neglect of Lessor.

(n) **Construction**. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any parts of this Lease. If the context so requires, the singular pronoun shall be taken to mean and include the plural and generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations, partnerships and individuals.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease in duplicate on or as of the "Date of Lease" set forth in the Basic Lease Provisions.

LESSOR

SHERWOOD VENTURE LLC

By: Paul Labbe

Name: PAUL LABBE

Title: Authorized Rep.

LESSEE

Devin Andres (V.P.)

Total Nutraceutical Solutions Inc